Exhibit 99.1

REDWOOD TRUST REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS; RECORD PRODUCTION VOLUMES ADVANCE TRANSITION TO CORE OPERATING MODEL
MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood", the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended September 30, 2025.
Mortgage Banking Platforms Continue to Profitably Scale
•Record $6.8 billion of cumulative loan production across operating platforms; capital allocated to mortgage banking up 84% since the second quarter 2024
•Delivered highest mortgage banking revenues since the third quarter of 2021
Executed on Capital Management Initiatives
•Transferred approximately $1 billion of Legacy Investments segment holdings(1), inclusive of activity through October 29, 2025, unlocking $150 million of capital for deployment towards mortgage banking platform growth
•Repurchased approximately five million shares of common stock for approximately $29 million
•Subsequent to quarter-end, expanded partnership with CPP Investments to support ongoing platform growth, including extension of secured financing facility and joint venture commitment period (each to September 2028) and upsize of secured financing facility to $400 million
Key Financial Results and Metrics
•GAAP book value per common share was $7.35 at September 30, 2025, compared to $7.49 per share at June 30, 2025
◦Economic return on book value of 0.5% for the third quarter(2)
•GAAP net loss of $(9.5) million or $(0.08) per basic and diluted common share, primarily driven by one-time expenses associated with the transfer or resolution of certain Legacy Investments
•Non-GAAP Core Segments EAD of $27.1 million or $0.20 per basic common share (refer to non-GAAP reconciliation under the section titled "Non-GAAP Disclosures")(3)
“The third quarter was extremely productive at Redwood,” said Christopher Abate, Chief Executive Officer. “We achieved record mortgage banking production of nearly $7 billion, underscoring the strength of our operating model and ability to significantly grow market share. We meaningfully reduced legacy portfolio holdings as we reposition our balance sheet for increased transaction activity as rates begin to fall. Together, these accomplishments demonstrate strong momentum and our continued focus on delivering returns for shareholders.”

($ in millions, except per share data)	Three Months Ended
	9/30/2025	6/30/2025
Financial Performance
Book Value per Common Share	$7.35	$7.49
Economic Return on Book Value (2)	0.5%	(8.6)%

Net (Loss) Income per Basic Common Share	$(0.08)	$(0.76)
Non-GAAP Core Segments EAD per Basic Common Share (3)	$0.20	$0.18

Dividends per Common Share	$0.18	$0.18

Q3 2025 Segment Highlights

GAAP Segment Net (Loss) Income Results Summary
($ in millions)
	Three Months Ended
	9/30/2025	6/30/2025
Core Segments:
Sequoia Mortgage Banking	$34.3	$22.2
CoreVest Mortgage Banking	3.5	6.1
Redwood Investments	10.3	11.9
Total Core Segments	$48.2	$40.2
Total Legacy Investments Segment	$(22.2)	$(104.0)
Total Corporate/Other	$(35.4)	$(36.4)
GAAP Net (Loss) Income	$(9.5)	$(100.2)
Sequoia Mortgage Banking
•Segment GAAP net income of $34.3 million
•Generated 29% annualized Return on Equity ("ROE") and non-GAAP EAD ROE(4)
•Gain on sale margin of 93 basis points, within target range of 75 to 100 basis points
•Locked $6.3 billion of loans(5), up 75% from $3.6 billion in the second quarter 2025 and up 183% from $2.2 billion in the third quarter 2024
◦Sequoia lock volume of $5.1 billion, driven by ongoing strength across bulk and flow channels
◦Aspire lock volume of $1.2 billion represented a 277% increase from the second quarter of 2025(6)
•Distributed $2.7 billion of loans through a combination of securitizations ($1.9 billion) and whole loan sales ($0.9 billion)
CoreVest Mortgage Banking
•Segment GAAP net income of $3.5 million
•Generated 21% and 30% annualized ROE and non-GAAP EAD ROE, respectively(4)
•Funded $521 million of loans (56% bridge and 44% term), a 2% increase from $509 million in the second quarter 2025 and a 14% increase from $458 million in the third quarter 2024
◦Achieved highest quarterly funding volume since mid-2022 with origination mix now emphasizing smaller-balance residential transition, DSCR and term loans
•Distributed $386 million of loans through whole loan sales, securitizations and sales to joint ventures ("JVs")
Redwood Investments(8)
•Segment GAAP net income of $10.3 million
•Redwood Investments recourse leverage ratio remained low at 1.1x at September 30, 2025(8), unchanged from June 30, 2025

Legacy Investments(9)
•Segment GAAP net loss of $(22.2) million
◦Loss primarily attributable to one-time expenses and reduced net interest income related to third quarter transfer and resolution activity
•Segment capital allocation decreased to 25% of total invested capital at October 29, 2025, compared to 33% at June 30, 2025
•Legacy Investments recourse leverage ratio of 0.6x at September 30, 2025, down from 1.2x at June 30, 2025(10)
Capital and Financing
•Unrestricted cash and cash equivalents of $226 million at September 30, 2025
•Recourse debt of $3.8 billion at September 30, 2025 compared to $3.3 billion at June 30, 2025(11)
◦Increase in recourse debt driven by higher utilization of Sequoia mortgage banking warehouse facilities where loans are typically held an average of approximately one month before borrowings are repaid
◦Reduced portfolio recourse debt by 30% during the quarter, linked to reduction in Legacy Investments exposure
•Completed an opportunistic $50 million reopening of our 7.75% convertible notes due 2027
•Subsequent to quarter end, retired outstanding convertible debt maturing October 2025; next unsecured corporate debt maturity in June 2027(12)

_____________________
1.Includes $0.7 billion of legacy asset dispositions as of September 30, 2025 and $0.3 billion of fourth quarter 2025 legacy asset disposition activity through October 28, 2025. Capital redeployment of $150 million reflects activity through October 28, 2025.
2.Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
3.Core Segments Earnings Available for Distribution ("Core Segments EAD") was a non-GAAP measure established in the second quarter of 2025 and is used to present management’s non-GAAP analysis of the combined performance of the Company’s mortgage banking platforms and related investments (which consist of the Company’s Sequoia Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment. Core Segments EAD per basic common share and Core Segments EAD ROE were also non-GAAP measures established in the second quarter 2025 and are calculated using Core Segments EAD. See Non-GAAP Disclosures section that follows for additional information on these measures.
4.Annualized ROE by segment is net income (loss) for the segment divided by average segment capital utilized for the period. Earnings Available for Distribution (“EAD”) and EAD ROE are non-GAAP measures that the Company has historically reported and continue to be used to present management’s non-GAAP analysis of the performance of the Company’s different business segments, exclusive of any allocation of the Company’s Corporate segment. See Non-GAAP Disclosures section that follows for additional information on these measures.
5.Lock volume represents loans identified for purchase from loan sellers. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process.
6.Aspire lock volume is included in the Sequoia Mortgage Banking business segment results.
7.Redwood Investments consists of retained operating investments sourced through our Sequoia securitizations and CoreVest term and bridge loan securitizations, some of which we consolidate for GAAP purposes, investments in joint ventures, and other third-party investments.
8.Redwood Investments recourse leverage ratio is defined as recourse debt at Redwood Investments divided by capital invested. At September 30, 2025 recourse debt excludes $15.8 billion of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood at Redwood Investments. Capital invested in our Redwood Investments segment at September 30, 2025 was $441 million.
9.Legacy Investments consists of certain unsecuritized residential investor bridge loans (including multifamily loans), certain REO investments and other third-party originated investments.
10.Legacy Investments recourse leverage ratio is defined as recourse debt at Legacy Investments divided by capital invested. At September 30, 2025 recourse debt excludes $1.3 billion of consolidated securitization debt (ABS issued), other liabilities and other debt that is non-recourse to Redwood at Legacy Investments. Capital invested in our Legacy Investments segment at September 30, 2025 was $459 million.
11.Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. At September 30, 2025, and June 30, 2025, recourse debt excluded $17.7 billion and $16.9 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood, and tangible stockholders' equity excluded $36 million and $38 million, respectively, of goodwill and intangible assets.
12.Excludes $11 million of promissory notes payable on demand after 90-day notice.

Third Quarter 2025 Redwood Review and Supplemental Tables Available Online
A further discussion of Redwood's business and financial results is included in the third quarter 2025 Shareholder Letter and Redwood Review which are available under "Financial Info" within the Investor Relations section of the Company’s website at redwoodtrust.com/investor-relations. Additional supplemental financial tables can also be found within this section of the Company's website.
Conference Call and Webcast
Redwood will host an earnings call today, October 29, 2025, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss its third quarter 2025 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the call will be available through midnight on Wednesday, November 12, 2025, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13755968.
The conference call will be webcast live in listen-only mode through the News & Events section of Redwood’s Investor Relations website at https://www.redwoodtrust.com/investor-relations/news-events/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any audio software needed. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Monday, November 10, 2025, and also make it available on Redwood’s website.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	9/30/25	6/30/25

Net Interest Income from:
Sequoia mortgage banking	$21.2	$15.5
CoreVest mortgage banking	1.5	1.8
Redwood investments	17.6	22.1
Legacy investments	(9.1)	(9.4)
Corporate/other	(16.3)	(16.2)
Net Interest Income	$15.0	$13.8
Non-interest income
Sequoia mortgage banking activities, net	28.7	24.4
CoreVest mortgage banking activities, net	11.4	16.5
Investment fair value changes, net	(7.0)	(84.7)
HEI income (loss), net	0.5	(12.9)
Servicing income, net	1.4	1.6
Fee income, net	4.6	2.2
Other (loss) income, net	(0.2)	0.4
Realized gains, net	—	0.6
Total non-interest income (loss), net	$39.4	$(51.9)
General and administrative expenses	(38.7)	(37.0)
Portfolio management costs	(7.0)	(10.0)
Loan acquisition costs	(4.4)	(4.8)
Other expenses	(5.7)	(4.0)
(Provision for) income taxes	(6.4)	(4.6)
Net (loss) income	$(7.7)	$(98.5)
Dividends on preferred stock	(1.8)	(1.8)
Net (loss) income (related) available to common stockholders	$(9.5)	$(100.2)

Weighted average basic common shares (thousands)	129,018	133,006
Weighted average diluted common shares (thousands) (2)	129,018	133,006
(Loss) earnings per basic common share	$(0.08)	$(0.76)
(Loss) earnings per diluted common share	$(0.08)	$(0.76)
Regular dividends declared per common share	$0.18	$0.18

(1)Certain totals may not foot due to rounding.
(2)Actual shares outstanding (in thousands) at September 30, 2025 and June 30, 2025 were 126,753 and 131,680, respectively.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	9/30/25	6/30/25

Residential consumer loans	$16,783	$14,202
Residential investor loans	3,858	4,339
Consolidated agency multifamily loans	—	423
Real estate securities	419	265
Home equity investments (HEI)	326	588
Servicing investments	282	298
Strategic investments	82	78
Cash and cash equivalents	226	302
Other assets	624	838
Total assets	$22,601	$21,333

Asset-backed securities issued, net	$16,825	$15,985
Debt obligations, net	4,357	3,745
Other liabilities	420	549
Total liabilities	$21,602	$20,279
Stockholders' equity	999	1,053
Total liabilities and equity	$22,601	$21,333

Common shares outstanding at period end (thousands)	126,753	131,680
GAAP book value per common share	$7.35	$7.49
(1)Certain totals may not foot due to rounding.

Segment Financial Information (1)

	Three Months Ended September 30, 2025
(In Millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
Interest income	$47.9	$4.1	$225.5	$21.5	$0.6	$299.5
Interest expense	(26.7)	(2.6)	(207.9)	(30.5)	(16.9)	(284.5)
Net interest income (expense)	21.2	1.5	17.6	(9.1)	(16.3)	15.0
Non-interest income (loss)
Mortgage banking activities, net	28.7	11.4	—	—	—	40.1
Investment fair value changes, net	—	—	(1.7)	(6.7)	1.5	(7.0)
HEI income, net	—	—	0.7	(0.3)	—	0.5
Servicing Income, net	—	—	1.4	—	—	1.4
Fee Income, net	—	5.2	0.3	(0.9)	—	4.6
Other income, net	—	(0.9)	0.4	(0.5)	0.9	(0.2)
Realized gains, net	—	—	—	—	—	—
Total non-interest income (loss), net	28.7	15.7	1.1	(8.5)	2.3	39.4
General and administrative expenses	(7.8)	(10.0)	(1.6)	—	(19.3)	(38.7)
Portfolio management costs	—	—	(3.5)	(3.4)	—	(7.0)
Loan acquisition costs	(2.4)	(1.8)	—	(0.2)	—	(4.4)
Other expenses	—	(2.0)	(3.2)	(0.5)	—	(5.7)
Provision for income taxes	(5.5)	—	—	(0.6)	(0.3)	(6.4)
Net Income (Loss) (2)	$34.3	$3.5	$10.3	$(22.2)	$(33.6)	$(7.7)
Total Assets	$2,659.3	$393.8	$16,906.8	$2,305.2	$335.8	$22,600.8
(1)Certain totals may not foot due to rounding.
(2)Net Income (Loss) by segment is also referred to as Segment Net Income (Loss).

Segment Financial Information (continued) (1)

	Three Months Ended June 30, 2025
(In Millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
Interest income	$37.0	$3.7	$219.7	$23.4	$0.4	$284.3
Interest expense	(21.5)	(1.9)	(197.6)	(32.9)	(16.6)	(270.5)
Net interest income (expense)	15.5	1.8	22.1	(9.4)	(16.2)	13.8
Non-interest income (loss)
Mortgage banking activities, net	24.4	16.5	—	—	—	40.9
Investment fair value changes, net	—	—	(9.0)	(75.6)	(0.1)	(84.7)
HEI income, net	—	—	0.1	(13.0)	—	(12.9)
Servicing Income, net	—	—	1.6	—	—	1.6
Fee Income, net	—	2.8	0.4	(1.0)	—	2.2
Other income, net	—	0.7	0.4	—	(0.8)	0.3
Realized gains, net	—	—	0.6	—	—	0.6
Total non-interest income (loss), net	24.4	20.0	(5.8)	(89.6)	(0.9)	(51.9)
General and administrative expenses	(7.2)	(10.2)	(1.5)	(0.1)	(18.0)	(37.0)
Portfolio management costs	—	—	(2.6)	(7.4)	—	(10.0)
Loan acquisition costs	(1.3)	(3.5)	—	—	—	(4.8)
Other expenses	—	(2.2)	(1.8)	—	—	(4.0)
(Provision for) benefit from income taxes	(9.3)	0.3	1.6	2.5	0.3	(4.6)
Net Income (Loss) (2)	$22.1	$6.2	$11.9	$(104.0)	$(34.7)	$(98.5)
Total Assets	$1,689.1	$338.0	$15,982.4	$2,917.4	$406.2	$21,333.1
(1)Certain totals may not foot due to rounding.
(2)Net Income (Loss) by segment is also referred to as Segment Net Income (Loss).

Non-GAAP Disclosures
To supplement consolidated and segment financial information prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also provides the following non-GAAP measures:
•Core Segments Earnings Available for Distribution (“Core Segments EAD”)
•Earnings Available for Distribution (“EAD”)
Management believes these non-GAAP measures provide supplemental information to assist management and investors in analyzing the Company’s results of operations and help facilitate comparisons to industry peers. Management also believes that these non-GAAP measures are metrics that can supplement its analysis of the Company’s ability to pay dividends, by providing an indication of the current income generating capacity of the Company's operating platforms as of the quarter being presented. In addition, management believes its non-GAAP Core Segments EAD measure provides supplemental information to assist management and investors in analyzing the Company’s in progress transition to a more scalable and simplified business model, which includes a wind-down of legacy portfolio holdings within its recently-established Legacy Investments segment.
These non-GAAP measures should not be utilized in isolation, nor should they be considered as an alternative to GAAP net income (loss) available (related) to common stockholders, GAAP ROE or other measurements of results of operations computed in accordance with GAAP or for federal income tax purposes.
Core Segments EAD. Core Segments EAD and Core Segments EAD ROE are non-GAAP measures established in the second quarter 2025 and are used to present management’s non-GAAP analysis (based on its non-GAAP Earnings Available for Distribution (“EAD”) measure further described below) of the combined performance the Company’s mortgage banking platforms and related investments (which consist of the Company’s Sequoia Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments and are defined as the Company’s “Core Segments”, inclusive of an allocated portion of the Company’s Corporate segment relating to those segments).
•Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment.
•Core Segments EAD per basic common share and Core Segments EAD ROE are also non-GAAP measures established in the second quarter 2025 and are calculated using Core Segments EAD.
•Core Segments EAD ROE is defined as Core Segments EAD divided by average capital attributable to Core Segments.
A further discussion of Core Segments EAD and a reconciliation of our non-GAAP Core Segments EAD measures to comparable GAAP measures is set forth below under the heading “Reconciliation of GAAP to non-GAAP Core Segments EAD”.
EAD. Earnings Available for Distribution (“EAD”) and EAD ROE are non-GAAP measures that the Company has historically reported and continue to be used to present management’s non-GAAP analysis of the performance of the Company’s different business segments, and that continue to be calculated exclusive of any allocation of the Company’s Corporate segment.
•Consistent with prior quarter disclosures, EAD and EAD ROE are non-GAAP measures derived from GAAP Net income (loss) available (related) to common stockholders and GAAP Return on common equity ("GAAP ROE" or "ROE"), respectively.
•Consistent with prior quarter disclosures, EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition related expenses; (iv) exclude certain organizational restructuring charges (as applicable); and (v) adjust for the hypothetical income taxes associated with these adjustments.

•Consistent with prior quarter disclosures, EAD ROE is defined as EAD divided by average capital utilized for each respective period.
A further discussion of EAD and a reconciliation of our non-GAAP EAD measures to comparable GAAP measures is set forth below under the heading “Reconciliation of GAAP to non-GAAP EAD”.
Supplemental Non-GAAP Table - Illustrating EAD With Allocated Corporate Segment.
Management is also presenting a supplemental non-GAAP table in this section under the heading “Supplemental Table - EAD With Allocated Corporate Segment” to clearly illustrate a key distinction between the methodology for calculating the two non-GAAP measures described above – namely, Core Segments EAD and EAD. That key distinction relates to whether or not the non-GAAP measure allocates the Company’s Corporate segment across its other reporting segments for purposes of calculating the non-GAAP measure of performance. Management believes this supplemental table assists management and investors in comparing the Company’s two distinct non-GAAP measures described above.

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP Core Segments EAD (1)(2)
	Three Months Ended
($ in millions, except per share data)	9/30/2025	6/30/25

GAAP Net (loss) income (related) available to common stockholders	$(9.5)	$(100.2)

Adjustments to exclude Legacy Investments Segment:
GAAP net loss from Legacy Investments Segment	22.2	104.0
Allocation of Corporate Segment relating to Legacy Investments Segment (3)	12.0	13.4
EAD adjustments relating to Core Segments and Corporate Segment:
Investment fair value changes, net (4)	0.2	9.0
Realized (gains)/losses, net (5)	—	(0.6)
Acquisition related expenses (6)	2.0	2.2
Tax effect of adjustments (7)	—	(2.8)
Non-GAAP Core Segments EAD	$27.1	$25.0

Net (Loss) Income per Basic Common Share (GAAP)	$(0.08)	$(0.76)
Non-GAAP Core Segments EAD per Basic Common Share (8)	$0.20	$0.18

GAAP Return on Equity ("ROE") (annualized)	(3.9)%	(36.6)%
Non-GAAP Core Segments EAD Return on Equity (annualized) ("Core Segments EAD ROE") (9)	16.8%	14.5%
1.Certain totals may not foot due to rounding.
2.Core Segments EAD and Core Segments EAD ROE are non-GAAP measures established in the second quarter 2025 and are used to present management’s non-GAAP analysis of the combined performance the Company’s mortgage banking platforms and related investments (which are defined as "Core Segments" and which consist of the Company’s Sequoia Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment.
Core Segments EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude GAAP net loss from the Legacy Investments Segment, (ii) exclude the portion of the Corporate Segment allocation relating to the Legacy Investments segment, (iii) exclude investment fair value changes, net; (iv) exclude realized gains and losses; (v) exclude acquisition related expenses; (vi) exclude certain organizational restructuring charges (as applicable); and (vii) adjust for the hypothetical income taxes associated with these adjustments.
Refer to footnote 9 below for the definition of Core Segments EAD ROE.
3.Allocation of Corporate Segment relating to the Legacy Investments Segment is a non-GAAP adjustment based on average capital utilized by the Legacy Investments Segment of $498 million and $576 million for the three months ended September 30, 2025 and June 30, 2025, respectively.
4.Investment fair value changes, net includes all amounts within that same line item in our consolidated statements of (loss) income that are attributable to our Core Segments and Corporate segment, which primarily represents both realized and unrealized gains and losses on our investments held in our Core Segments and Corporate Segment and associated hedges. Realized and unrealized gains and losses on our HEI investments are reflected in a separate line item on our consolidated income statements titled "HEI income, net".
5.Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of (loss) income that are attributable to our Core Segments.
6.Acquisition related expenses include transaction costs paid to third parties, as applicable, and the ongoing amortization of intangible assets related to the Riverbend and CoreVest acquisitions.
7.Tax effect of adjustments represents the hypothetical income taxes associated with EAD adjustments used to calculate Core Segments EAD.
8.Core Segments EAD per basic common share is a non-GAAP measure established in the second quarter 2025 and is defined as Core Segments EAD divided by basic weighted average common shares outstanding at the end of the period.
9.Core Segments EAD ROE is a non-GAAP measure established in the second quarter 2025 and is defined as Core Segments EAD divided by average capital attributable to Core Segments of $643 million and $689 million for the three months ended September 30, 2025 and June 30, 2025, respectively.

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD - Third Quarter 2025 (1)(2)

	Three Months Ended September 30, 2025
($ in millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
GAAP Net Income (Loss)	$34.3	$3.5	$10.3	$(22.2)	$(35.4)	$(9.5)
EAD Adjustments:
Investment fair value changes, net (3)	—	—	1.7	6.7	(1.5)	7.0
Realized (gains)/losses, net (4)	—	—	—	—	0.1	0.1
Acquisition related expenses (5)	—	2.0	—	—	—	2.0
Tax effect of adjustments(6)	—	(0.5)	0.1	0.7	0.4	0.6
Non-GAAP EAD	$34.3	$5.0	$12.2	$(14.8)	$(36.4)	$0.2

Capital utilized (average for period)	$476	$66	$466	$498	$(543)	$964

Return on Equity ("ROE") (annualized)	28.8%	21.0%	8.9%	(17.9)%	N/A	(3.9)%
Non-GAAP EAD Return on Equity ("EAD ROE") (annualized) (7)	28.8%	30.0%	10.4%	(11.9)%	N/A	0.1%
See footnotes to table on next page

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD - Second Quarter 2025 (1)(2)

	Three Months Ended June 30, 2025
($ in millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
GAAP Net Income (Loss)	$22.2	$6.1	$11.9	$(104.0)	$(36.4)	$(100.2)
EAD Adjustments:
Investment fair value changes, net (3)	—	—	9.0	75.6	0.1	84.7
Realized (gains)/losses, net (4)	—	—	(0.6)	—	—	(0.6)
Acquisition related expenses (5)	—	2.2	—	—	—	2.2
Tax effect of adjustments(6)	—	(0.6)	(2.2)	(2.6)	—	(5.4)
Non-GAAP EAD	$22.2	$7.7	$18.1	$(31.1)	$(36.3)	$(19.4)

Capital utilized (average for period)	$457	$90	$441	$576	$(469)	$1,095

Return on Equity ("ROE") (annualized)	19.4%	27.2%	10.8%	(72.2)%	N/A	(36.6)%
Non-GAAP EAD Return on Equity ("EAD ROE") (annualized) (7)	19.4%	34.2%	16.4%	(21.6)%	N/A	(7.1)%

1.Certain totals may not foot due to rounding.
2.Consistent with prior quarter disclosures, EAD and EAD ROE are non-GAAP measures derived from GAAP net income (loss) available (related) to common stockholders and Return on Equity ("ROE"), respectively.
Consistent with prior quarter disclosures, EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition related expenses; (iv) exclude certain organizational restructuring charges (as applicable); and (v) adjust for the hypothetical income taxes associated with these adjustments.
Refer to footnote 7 below for the definition of EAD ROE.
3.Investment fair value changes, net includes all amounts within that same line item in our consolidated statements of (loss) income, which primarily represents both realized and unrealized gains and losses on our investments (excluding HEI) and associated hedges. Realized and unrealized gains and losses on our HEI investments are reflected in a separate line item on our consolidated income statements titled "HEI income, net".
4.Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of income.
5.Acquisition related expenses include transaction costs paid to third parties, as applicable, and the ongoing amortization of intangible assets related to the Riverbend and CoreVest acquisitions.
6.Tax effect of adjustments represents the hypothetical income taxes associated with all adjustments used to calculate EAD.
7.Consistent with prior quarter disclosures, EAD ROE is defined as EAD divided by average capital utilized for each respective period.

Non-GAAP Disclosures (continued)

Supplemental Table - Non-GAAP EAD with Allocated Corporate Segment - Third Quarter 2025 (1)(2)

	Three Months Ended September 30, 2025
($ in millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments	Legacy Investments	Corporate/Other	Total
GAAP Net Income (Loss)	$34.3	$3.5	$10.3	$48.1	$(22.2)	$(35.4)	$(9.5)
Adjustment for allocation of Corporate segment (3)	(11.5)	(1.6)	(11.3)	(24.4)	(12.0)	36.4	—
Net Income (Loss) After Allocation	$22.8	$1.9	$(1.0)	$23.7	$(34.2)	$1.0	$(9.5)
EAD Adjustments:
Investment fair value changes, net (4)	—	—	1.7	1.7	6.7	(1.5)	7.0
Realized (gains)/losses, net (5)	—	—	—	—	—	0.1	0.1
Acquisition related expenses (6)	—	2.0	—	2.0	—	—	2.0
Tax effect of adjustments(7)	—	(0.5)	0.1	(0.4)	0.7	0.4	0.6
Non-GAAP EAD with Allocated Corporate Segment	$22.8	$3.4	$0.8	$27.1	$(26.8)	$—	$0.2

Capital utilized (average for period)	$476	$66	$466	$1,008	$498	$(543)	$964

See footnotes to table on next page

Non-GAAP Disclosures (continued)

Supplemental Table - Non-GAAP EAD with Allocated Corporate Segment - Second Quarter 2025 (1)(2)

	Three Months Ended June 30, 2025
($ in millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments	Legacy Investments	Corporate/Other	Total
GAAP Net Income (Loss)	$22.2	$6.1	$11.9	$40.2	$(104.0)	$(36.4)	$(100.2)
Adjustment for allocation of Corporate segment (3)	(10.6)	(2.1)	(10.2)	(22.9)	(13.4)	36.3	—
Net Income (Loss) After Allocation	$11.6	$4.0	$1.7	$17.3	$(117.4)	$(0.1)	$(100.2)
EAD Adjustments:
Investment fair value changes, net (4)	—	—	9.0	9.0	75.6	0.1	84.7
Realized (gains)/losses, net (5)	—	—	(0.6)	(0.6)	—	—	(0.6)
Acquisition related expenses (6)	—	2.2	—	2.2	—	—	2.2
Tax effect of adjustments(7)	—	(0.6)	(2.2)	(2.8)	(2.6)	—	(5.4)
Non-GAAP EAD with Allocated Corporate Segment	$11.6	$5.6	$7.9	$25.1	$(44.5)	$—	$(19.4)

Capital utilized (average for period)	$457	$90	$441	$988	$576	$(469)	$1,095

1.Certain totals may not foot due to rounding.
2.This supplemental measure is presented to clearly illustrate a key distinction between the methodology for calculating the two non-GAAP measures discussed in this earnings press release and detailed in the preceding tables - namely, Core Segments EAD and EAD. That key distinction relates to whether or not the non-GAAP measure allocates the Company’s Corporate segment across its other reporting segments for purposes of calculating the non-GAAP measure of performance.
In this supplemental non-GAAP table, GAAP Net Income by segment is adjusted to (i) include allocations of the Corporate Segment to each of our Mortgage Banking segments, as well as to our Redwood Investments and Legacy Investments segments, (ii) exclude investment fair value changes, net (as applicable); (iii) exclude realized gains and losses (as applicable); (iv) exclude acquisition related expenses; (v) exclude certain organizational restructuring charges (as applicable); and (vi) adjust for the hypothetical income taxes associated with these adjustments.
3.Allocation of Corporate Segment is a non-GAAP adjustment based on average capital utilized by each segment for the respective periods.
4.Investment fair value changes, net includes all amounts within that same line item in our consolidated statements of (loss) income, which primarily represents both realized and unrealized gains and losses on our investments (excluding HEI) and associated hedges. Realized and unrealized gains and losses on our HEI investments are reflected in a separate line item on our consolidated income statements titled "HEI income, net".
5.Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of income.
6.Acquisition related expenses include transaction costs paid to third parties, as applicable, and the ongoing amortization of intangible assets related to the Riverbend and CoreVest acquisitions.
7.Tax effect of adjustments represents the hypothetical income taxes associated with all adjustments used to calculate EAD.

About Redwood
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit where we provide liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms, whole-loan distribution activities, joint ventures and our publicly traded shares. We operate through three core residential housing-focused operating platforms — Sequoia, Aspire, and CoreVest — alongside our complementary Redwood Investments portfolio which is primarily composed of assets we source through these platforms. In addition, through RWT Horizons®, our venture investing initiative, we invest in early-stage companies that have a direct nexus to our operating platforms. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

Cautionary Statement; Forward-Looking Statements:

This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for the filing of Redwood's Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, opportunities, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2024 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACTS
Investor Relations
Kaitlyn Mauritz
Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com